Exhibit 10.14
Supplementary Agreement
 (unofficial English translation)

Party A: Heilongjiang Senyu Animal Husbandry Co., Ltd.
Party B: Heilongjiang Wangda Fodder Inc.

With regard to the new situation arising from the execution of the Cooperation Agreement entered into by Party A and Party B on October 11, 2007, the parties enter into this Supplementary Agreement through friendly negotiation.  The parties shall abide by this Supplementary Agreement and this Supplementary Agreement shall be the basis of the cooperation of the parties.

Since Party A did not have feedstuff operation right, while establishing live pig breeding system, Party A cooperate with Party B and make use of the feedstuff operation right and other advantages of Party B.  Now the cooperation lasts for over one year, and the parties confirm that during the cooperation period, the parties fully performed all of their obligations as agreed.  Until now party A has sold, via Party B, to the farmers feedstuff of over RMB120 million (by credit sale, e.g. the actual creditor of the farmers within the Base is Party A), both parties are fully satisfied with the performance and good faith of the other party. As the business of Party A keeps developing, both parties are willing to go deep into the cooperation in order to get mutual benefits.  In order to make Party A believe that Party B wants to cooperate with Party A, Party B agrees that if Party B unilaterally breaches the agreement, Party B shall assign the debt of the farmers to Party A and fulfill the notification obligation as required by law for debt assignment.  If the assigned debt cannot compensate the losses of Party A, Party B is willing to give the asset of Party B to Party A as compensation (including but not limited to property, equipment, and working capital of Party B), until the losses of Party A which is caused by Party B are fully compensated.  Party B promises that, in order to match with Party A’s the development speed and scale, Party B will improve its production capacity and maintain sufficient liquid capital, in order to assist Party A to realize the production plan of one million live pigs.

This Supplementary Agreement shall have two original copies, each Party A and Party B shall have one copy and each copy shall have the same force.

Party A:	Party B:

[Stamp of Party A here]	[Stamp of Party B here]

December 12, 2008